UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — December 6, 2012 (December 6, 2012)

MDC PARTNERS INC.
(Exact name of registrant as specified in its charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, New York, New York 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01.           Other Events.

Commencement of Private Placement

On December 6, 2012, MDC Partners Inc. (the “Company”) commenced a private placement of an additional $80 million aggregate principal amount of its senior unsecured notes due 2016 (the “Notes”). The Company intends to use the net proceeds of this offering to fully repay the amount drawn under its senior secured revolving credit facility that matures on October 23, 2015 and, to the extent of any remaining proceeds, for general corporate purposes.

The Notes have not been registered under the Securities Act of 1933, as amended (the Securities Act”). The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

Restatement of Certain Financial Data

The Company is also filing this Current Report on Form 8-K to update certain items in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (“2011 Form 10-K”). During the second and third quarters of 2012, the Company discontinued two of its operating subsidiaries, Hudson and Sunset Media, LLC and The Bull-Whitehouse, LLC. In addition, the Company has discontinued a division of Redscout, LLC called “Redscout Ventures.”

All periods presented have been restated to reflect the discontinued operations. See Note 10 to the consolidated financial statements filed herein.

The following items of the 2011 Form 10-K are being restated to reflect these discontinued operations:

1.	Part II, Item 6	Selected Financial Data

2.	Part II, Item 7	Management’s Discussion and Analysis of Financial Condition and Results of Operations

3.	Part II, Item 8	Financial Statements and Supplementary Data

No items included in the 2011 Form 10-K other than those identified above are being restated or otherwise revised in this filing. The above sections, as updated retrospectively, are included in Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. This Current Report on Form 8-K should be read in conjunction with the 2011 Form 10-K and the Company’s quarterly reports on Form 10-Q for each of the three months ended March 31, 2012, June 30, 2012 and September 30, 2012 and other filings with the Securities and Exchange Commission (“SEC”). Information included in the 2011 Form 10-K is generally stated based on information available to the Company as of the date of the filing of the 2011 Form 10-K, and this filing does not reflect any subsequent information or events other than the discontinued operations described above. Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2011 Form 10-K for any information, uncertainties, transactions, risks, events or trends that subsequently occurred or became known to the Company. More current information is contained in the Company’s quarterly reports on Form 10-Q for each of the three months ended March 31, 2012, June 30, 2012 and September 30, 2012 and other filings with the SEC.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits.

23.1	Consent of BDO USA, LLP

99.1	2011 Annual Report

Part II, Item 6 - Selected Financial Data

Part II, Item 7- Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part II, Item 8- Financial Statements and Supplementary Data

101	XBRL (eXtensible Business Reporting Language)- The following materials from MDC Partners Inc.’s restated financial information for the fiscal year ended December 31, 2011 formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Statements of Operations, (ii) Statement of Comprehensive Loss, (iii) Consolidated Balance Sheets, (iv) Consolidated Statements of Cash Flows and (v) Consolidated Statements of Shareholders’ Equity.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: December 6, 2012	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Name: Mitchell Gendel
Title: General Counsel & Corporate Secretary

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